ML Series Funds, Inc.
Series Number: 1
File Number: 811-3091
CIK Number: 319108
Mercury Money Reserve Portfolio
For the Period Ending: 12/31/2005

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ended December 31, 2005.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

9/30/2005	$800	Federal National Mortgage Assc.	4.625%	10/05/2007
10/03/2005	700	Federal Home Loan Mtg.	4.705	10/11/2007